Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-49001) for the registration of 2,135,000 shares of common stock related to conversion of Series B Convertible Preferred Stock and the Registration Statement (Form S-8 No. 333-68347) pertaining to Socket Communications, Inc. 1995 Stock Plan of our report dated February 18, 1999, with respect to the financial statements and schedules of Socket Communications, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1998.

                                                 /s/   ERNST & YOUNG LLP

San Jose, California
March 26, 1999